UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒         Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Section 240.14a-12

Atheros Communications, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Filed by Atheros Communications, Inc.

Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934

Subject Company: Atheros Communications, Inc.

Commission File No.: 0-50534

Interview given by Steven Mollenkopf, Executive Vice President of Qualcomm Incorporated, to Bloomberg on January 6, 2011.

Now folks the world’s largest maker of mobile phone chips is paying big to enter the W-I-F-I market—wait the Wi-Fi market—Qualcomm’s $3.2 billion acquisition of Atheros yesterday was its largest ever. Let’s go to Las Vegas where she’s gambled away my net worth, Cris Valerio, with us from the CES. Cris what do you have from Las Vegas.

Valerio:	Tom Keene, I wish I had your net worth, man, let me tell you. So, yes, we are lucky here to be joined by Steve Mollenkopf. He is the executive vice president of Qualcomm. Thank you so much for coming, we really appreciate it. I want to talk a little bit about this acquisition. Obviously it’s the largest purchase your company has ever made. Normally you guys acquire small tech companies to kind of get their technology, why did you decide to go after a big company for Wi-Fi, Wi-Fi specifically.

Mollenkopf:	Well, I think it’s more than Wi-Fi actually if you look at the strategic rationale. Really, what we were trying to do, what we think is happening—you can see evidence at the show of this—is that the use cases of the phone, and really the ability to always be connected is really starting to happen in a lot of adjacent markets, so you see things that you used to see last year on a smart phone, now are on a tablet. We’ll expect that to go into many, many different adjacent markets and as we go after that business it just makes sense for us to pick up a more broad technology partnership. In addition, they bring to us a lot of different sales channels and new customers that we can both sell our Snapdragon platform to as well as allow them to leverage some of our customer expertise to sell their technology.

Valerio:	Well what kind of specific products or areas do you see yourself going into with this partnership because we didn’t get really any details about specific product areas.

Mollenkopf:	Well, I think specifically, if you look, it’s very complimentary. We have wireless WAN technology, we have microprocessor technology and what we think is going to happen is in the industry those technologies are going to be very important in adjacent markets like the home, like the automobile, like the tablet space, and if you look at it, you can see this happening at the show today. If you look at the Microsoft announcement, you can do nothing but say, you know what, really the field is opening up for people who come at that market from the cellular space.

Valerio:	Well let me mention that Microsoft announcement, because Microsoft is part of what they announced with their ARM technology and are using Qualcomm chips—specifically the Snapdragon—what—when do you see that partnership actually start to pay off?

Mollenkopf:	Well, I don’t know if they established a timeline on that announcement, but we definitely see that trend of pulling more of the connectivity, more of the low power processing into the consumer electronic world. And, you can see it today in the form of a tablet, and I think you’re going to see it in a lot of different form factors in the future.

Valerio:	Tablets are kind of the whole mobile world. You guys have talked a lot about your involvement in Android phones—what percentage of the market do you think you have right now?

Mollenkopf:	I don’t think we give the exact number, but it’s a large…

Valerio:	but feel free to give it to us.

Mollenkopf:	number. Quite a large number.

Valerio:	But are we talking like really, you think you’re the market leader in this? More than 30, 40%?

Mollenkopf:	We feel we’re the market leader. We’ve continued to invest in that business—very important business to us. And, really what we see happening, and you can see this in their strategy as well is they’re using that as a platform to deliver that same experience, not just on the phone, but also on a lot of connected markets.

Valerio:	Last question here. You were doing dealing making over the holidays, obviously this is a deal-making environment, a lot of deals happen here at CES, how hard was it to come to that pricing point with the negotiation? Do you feel that—what do you think valuations are right now for companies like yourself looking to acquire.

Mollenkopf:	Well we feel very comfortable with that valuation that we paid in order to get the deal and as we said yesterday we think it’s going to be mildly accretive actually in the first full year of operations. So we feel very good about that. For us, we’re going to have to, we’re going to have to integrate this and we’ve got a lot of work to do ahead, but I think it’s a good time to be someone who has a strong balance sheet like we do.

Valerio:	Steve Mollenkopf, executive vice president of Qualcomm, thank you so much, appreciate it.

Mollenkopf:	Thank you.

Valerio:	And Tom that will hand it back to you.

Additional Information and Where to Find It

Atheros will file a proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the proposed merger with T Merger Sub, Inc. (the “Merger”), pursuant to which Atheros would be the surviving corporation and become a wholly owned subsidiary of Qualcomm. Investors and stockholders are urged to read the proxy statement when it becomes available and any other relevant documents filed with the SEC because they will contain important information regarding Qualcomm, Atheros, the proposed Merger, the persons soliciting proxies in connection with the proposed Merger on behalf of Atheros and the interests of those persons in the proposed Merger and related matters. Atheros intends to mail the proxy statement to its stockholders as soon as practicable. Investors and stockholders will be able to obtain a copy of the proxy statement (when available) and other documents filed by Atheros with the SEC free of charge at the Web site maintained by the SEC at http://www.sec.gov. In addition, documents filed with the SEC by Atheros are available free of charge by contacting Atheros Investor Relations (David Allen, 408-830-5762).

Participants in Solicitation

Atheros, and its directors, executive officers, and employees may be deemed to be participants in the solicitation of proxies from the Atheros stockholders in connection with the proposed Merger and related items. Information regarding the directors and executive officers of Atheros and their ownership of Atheros stock is set forth in Atheros’ proxy statement for Atheros’ 2010 annual meeting of stockholders, which was filed with the SEC on April 7, 2010. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed transaction, and a description of their direct and indirect interests in the proposed transaction, which may differ from the interests of Atheros stockholders generally, will be set forth in the proxy statement to be filed in connection with the proposed Merger. Investors may obtain additional information regarding the interests of those participants by reading the proxy statement when it becomes available.

Note on Forward-Looking Statements

Certain statements in this communication, including, but not limited to, statements regarding the expected benefits of the transaction; any statements regarding product development, product extensions, product integration or product marketing; and any statements of assumptions underlying any of the foregoing are forward-looking statements within the meaning of the Private Securities Reform Act of 1995 that are subject to risks and uncertainties that could cause results to be materially different than those discussed in these forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that the anticipated benefits of the proposed merger may not be realized; that the merger will not be consummated; failure to receive regulatory or stockholder approval for the acquisition; risks associated with acquisitions, including the ability to successfully integrate technologies, employees and operations; diversion of management’s attention and retaining key employees; and other risks detailed from time to time in the reports Atheros files with the Securities and Exchange Commission including Atheros’ Form 10-K for the year ended December 31, 2009 and Form 10-Q for the quarter ended September 30, 2010. Copies of reports Atheros files with the SEC are posted on its Web site and are available from Atheros without charge. These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, Atheros disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.